CERTIFICATE DECREASING SHARES CONSTITUTING
                             EQUITY STOCK, SERIES A
                                       OF
                              PUBLIC STORAGE, INC.

            [As Filed in the Office of the Secretary of State of the
                      State of California November 5, 1999]


                  The undersigned, David Goldberg and Sarah Hass, Senior Vice President and Secretary, respectively, of PUBLIC STORAGE, INC., a California corporation (the "Corporation"), do hereby certify:

                  FIRST:  Pursuant to and in accordance  with the  provisions of
Section 401 of the California Corporations Code and the Restated Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the resolution attached hereto as Exhibit A and incorporated herein by reference decreasing the authorized number of shares of the Corporation's Equity Stock, Series A to zero. The decrease in the number of shares constituting Equity Stock, Series A is 225,000 shares.

                  SECOND: None of the shares of the Corporation's Equity Stock, Series A is outstanding.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
certificate this 5th day of November, 1999.


                                          /S/ DAVID GOLDBERG
                                          -------------------------------------
                                          David Goldberg, Senior Vice President


                                          /S/ SARAH HASS
                                          -------------------------------------
                                          Sarah Hass, Secretary

                                                                       EXHIBIT A

                      RESOLUTION OF THE BOARD OF DIRECTORS
                             OF PUBLIC STORAGE, INC.

                       DECREASING THE AUTHORIZED NUMBER OF
                        SHARES OF EQUITY STOCK, SERIES A


                  RESOLVED: That pursuant to the authority conferred upon the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation, the number of shares constituting the corporation's Equity Stock, Series A is decreased to zero.